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                                                                     Exhibit 5.1



                                August 18, 1999



World Financial Network National Bank
800 Techcenter Drive
Gahanna, Ohio  43230

     Re:  World Financial Network National Bank
          Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as special counsel to World Financial Network National Bank, a national banking association (the "Bank"), in connection with a Registration Statement on Form S-3 (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Bank with the Securities and Exchange Commission in connection with the registration by the Bank of Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") incorporated by reference in the Registration Statement.

     As described in the Registration Statement, the Certificates of each series will be issued by the World Financial Network Credit Card Master Trust (the "Trust") that was formed by the Bank pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 17, 1996, by and among the Bank, as Transferor and Servicer, and The Bank of New York, as trustee (the "Trustee"). Each series of Certificates issued by the Trust will include one or more classes of Certificates. Each series of Certificates will be issued pursuant to a supplement to the applicable Pooling and Servicing Agreement (a "Series Supplement").

     We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement, the Pooling and Servicing Agreement and the form of Series Supplement (the "Series Supplement," and together with the Pooling and Servicing Agreement, the "Operative
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World Financial Network National Bank
August 18, 1999
Page 2


Documents") incorporated by reference as exhibits to the Registration Statement. We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     On the basis of the foregoing and on the basis of our examination of the Bank's Articles of Association and By-Laws, it is our opinion that, with respect to Certificates of any series, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Certificates have been duly approved by the Board of Directors of the Bank,
(iii) the Series Supplement relating thereto has been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and (iv) such Certificates have been duly issued by the applicable Trust and authenticated by the applicable Trustee all in accordance with the terms and conditions of the Operative Documents and sold by the Bank in the manner described in the Registration Statement, such Certificates will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the Operative Documents, subject to (x) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors' rights and to general principles of equity, including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law), and considerations of impracticability or impossibility of performance and defenses based upon unconscionability and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States.
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World Financial Network National Bank
August 18, 1999
Page 3


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the filing of our opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm in the Prospectus.

                                       Sincerely,

                                       /s/ Mayer, Brown & Platt

                                       MAYER, BROWN & PLATT